UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Rule 14a-101

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under §240.14a -12

IDEANOMICS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IDEANOMICS, INC.

December 14, 2018

Dear Shareholder:

You are invited to attend Ideanomics, Inc.’s (the “Company”) Annual Meeting of Shareholders on December 28, 2018, at 10:00 AM, local time (PRC Time), at our corporate offices at No. 4 Drive-in Movie Theater Park, No. 21, Liangmaqiao Road, Chaoyang, District, Beijing, P.R.C. 100125. Registration will begin at 9:30 AM, local time (PRC Time).

Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you plan to attend in person, your vote is important and you are encouraged to vote promptly. If you received a paper copy of the proxy card by mail, you may sign, date and return the proxy card in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy and vote in person.

Very truly yours,

/s/ Brett McGonegal
Brett McGonegal
Chairman

IDEANOMICS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON December 28, 2018

December 14, 2018

TO THE SHAREHOLDERS OF IDEANOMICS, INC.:

You are cordially invited to attend the Annual Meeting of Shareholders of Ideanomics, Inc., a Nevada corporation (the “Company”), to be held on December 28, 2018, at 10:00 AM, local time (PRC Time), at our corporate offices at No. 4 Drive-in Movie Theater Park, No. 21, Liangmaqiao Road, Chaoyang, District, Beijing, P.R.C. 100125. At this Annual Meeting, we are asking shareholders to:

1.         Elect the nine directors named in the attached Proxy Statement to serve for a one-year term to expire at the 2019 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified, as follows: seven directors, including Shane McMahon, James Cassano, Jerry Fan, Jin Shi, Brett McGonegal, Richard Frankel, Kang Zhao, Alfred Poor and Chao Yang to be elected by the holders of the Company’s common stock and Series A preferred stock, voting together as a single class;

2.         Ratify the appointment of BF Borgers CPA PC as the independent registered accounting firm of the Company for the fiscal year ending December 31, 2018; and

3.         Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

This notice of meeting, Proxy Statement, proxy card and copy of the Annual Report to Shareholders for the year ended December 31, 2017 are being distributed on or about December 14, 2018. The foregoing items of business are more fully described in the attached Proxy Statement. Shareholders of record at the close of business on November 15, 2018, the record date, are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

BY ORDER OF THE BOARD OF
DIRECTORS

/s/ Brett McGonegal
Brett McGonegal
Chairman

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL
FOR THE ANNUAL MEETING TO BE HELD ON December 28, 2018

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report are available on the internet at:
www.proxyvote.com

IDEANOMICS, INC.

No. 4 Drive-in Movie Theater Park, No. 21, Liangmaqiao Road,

Chaoyang, District, Beijing, P.R.C. 100125

PROXY STATEMENT

2018 ANNUAL MEETING OF SHAREHOLDERS

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Ideanomics, Inc., a Nevada corporation (“we,” “us,” the “Company” or “Ideanomics”), for use at the Annual Meeting of Shareholders to be held on December 28, 2018, at 10:00 AM, local time (PRC Time), at our corporate offices at No. 4 Drive-in Movie Theater Park, No. 21, Liangmaqiao Road, Chaoyang, District, Beijing, P.R.C. 100125, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders (the “Annual Meeting”). Our telephone number at our principal executive offices is (212) 206-1216.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Share Ownership

Shareholders of record at the close of business on November 15, 2018, which date is referred to herein as the record date, are entitled to notice of and to vote at the Annual Meeting. As of the record date: 102,266,006 shares of our common stock, par value $0.001 per share (“Common Stock”) were issued and outstanding and held of record by approximately 351shareholders of record, with each of those shares being entitled to one (1) vote; 7,000,000 shares of our Series A preferred stock, par value $0.001 per share (“Series A Preferred Stock”) were issued and outstanding and held of record by 1 shareholder of record, with the holders thereof being entitled to ten (10) votes for each share of Common Stock that is issuable upon conversion of a share of Series A Preferred Stock.

A list of these shareholders will be available for inspection during ordinary business hours at our principal executive offices, at No. 4 Drive-in Movie Theater Park, No. 21, Liangmaqiao Road, Chaoyang, District, Beijing, P.R.C. 100125, for at least ten days prior to the Annual Meeting. The list will also be available for inspection at the Annual Meeting.

Voting, Solicitation and Revocability of Proxy

If you are a shareholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the Internet, over the telephone or by mail. The procedures for voting by proxy are as follows:

•	To vote by proxy over the Internet go to the web address listed on the proxy card; or

•	To vote by proxy over the telephone, dial the toll-free phone number listed on proxy card under the heading “Vote by Phone” and following the recorded instructions; or

•	To vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If your shares are held in the name of a bank, broker or other nominee, follow the voting instructions on the form you receive from your bank, broker or other nominee.

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In order to ensure that your vote is counted, please submit your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is submitted without specifying choices, the shares will be voted in line with the Board’s recommendations for Proposals 1 & 2.

You may revoke your proxy at any time before it is voted at the Annual Meeting by executing a later-voted proxy by mail, by voting by ballot at the Annual Meeting, or by providing written notice of the revocation to our Secretary at our principal executive offices.

IMPORTANT: All shareholders are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, you are urged to vote your shares by proxy in accordance with the instructions included on the proxy card. Any shareholder attending the Annual Meeting may vote in person even if he or she submitted a proxy. However, if a shareholder’s shares are held of record by a broker, bank or other nominee and the shareholder wishes to vote at the Annual Meeting, the shareholder must obtain from the record holder a proxy issued in his or her name.

Your vote is important. Accordingly, regardless of whether you plan to attend the Annual Meeting, you are urged to vote by proxy in accordance with the instructions included on the proxy card.

Attendance at the Annual Meeting is generally limited to our shareholders and their authorized representatives. All shareholders must bring an acceptable form of identification, such as a driver’s license, in order to attend the Annual Meeting in person. In addition, if you hold stock in “street name” and would like to attend the Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of shares as of the close of business on the record date, however, those who hold shares in “street name” cannot vote their shares at the meeting. If your shares are held in “street name” in a brokerage account by a bank, broker or by another nominee, you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the bank, broker, or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given. However, attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the Annual Meeting.

In the event that any matter not described in this Proxy Statement properly comes before the Annual Meeting, the proxy holders named in the accompanying proxy will vote the shares represented by the proxy in their discretion. As of the date of this Proxy Statement, we are not aware of any other matter that might be presented at the Annual Meeting.

The presence in person or by proxy of the holders of the Common Stock and the Series A Preferred Stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum. If, however, such quorum shall not be present or represented at the Annual Meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Assuming a quorum is present, under Nevada law, and our Articles of Incorporation, as amended, and our Second Amended and Restated Bylaws, as amended (the “Bylaws”), with respect to Proposal 1, directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that for Proposal 1, the nine (9) candidates receiving the highest number of affirmative votes of the issued and outstanding Common Stock and Series A Preferred Stock, voting together as a single class on an as-converted basis at the Annual Meeting. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality. With respect to Proposals 2, the affirmative vote of the holders of at least a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting is required to approve Proposal 2.

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The inspector of election appointed for the Annual Meeting will determine the existence of a quorum and will tabulate the votes cast at the Annual Meeting. For purposes of determining the presence of a quorum, abstentions and broker “non-votes” (shares held by a bank, broker or other nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will be counted by us as present at the Annual Meeting. Abstentions and broker non-votes, however, do not technically constitute a “vote cast” (affirmatively or negatively) on any matter and thus will be disregarded in the calculation of votes cast and whether shareholder approval of the matter has been obtained. Therefore, an abstention or broker non-vote will not have the effect of a vote for or against the proposal and will not be counted in determining the number of votes required for approval, though they will be counted as present at the Annual Meeting in determining the presence of a quorum.

Under the NASDAQ rules regulating banks, brokers or other nominees and under applicable rules of the U.S. Securities and Exchange Commission, or the Commission, brokers, banks or other nominees that have not received voting instructions from a customer ten days prior to the meeting date may only vote the customer’s shares in discretion of the bank, broker or other nominee on proposals regarding “routine” matters, which in most cases includes the ratification of the appointment of the independent registered public accounting firm. However, without your specific instructions, your bank, broker, or other nominee may not vote your shares in the election of directors.

The cost of soliciting proxies will be borne by us. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees (who will receive no compensation in addition to their regular salaries), to solicit proxies personally and by telephone. Currently, we do not intend to retain a solicitation firm to assist in the solicitation of proxies. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies and will reimburse such persons for their expenses in so doing.

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MATTERS TO BE CONSIDERED AT
THE ANNUAL MEETING

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

Our Board consists of one class of directors, which together currently include eight members: Shane McMahon, James Cassano, Jerry Fan, Jin Shi, Brett McGonegal, Richard Frankel, Kang Zhao and Chao Yang. Effective upon the Annual Meeting, our board will consist of nine members. Each director serves from the date of his election until the end of his term and until his successor is elected and qualified.

Each of the directors listed above have been nominated as candidates for election as directors, as follows:

Proposal 1: Nine directors, including Shane McMahon, James Cassano, Jerry Fan, Jin Shi, Brett McGonegal, Richard Frankel, Kang Zhao, Alfred Poor and Chao Yang to be elected by the holders of the Company’s Common Stock and Series A Preferred Stock, voting together as a single class.

If elected, the directors will hold office until the next Annual Meeting and until their respective successor is elected and qualified. Unless authority is withheld, the proxies solicited by the board of directors will be voted “FOR” the election of the nominee. In case the nominee becomes unavailable for election to the board of directors, an event that is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

The following paragraphs set forth information regarding the current ages, positions, and business experience of the nominees.

Board Nominees

Shane McMahon

Director Since: July 2010 Age: 48

Mr. McMahon was appointed Vice Chairman as of January 12, 2016 and was previously our Chairman from July 2010 to January 2016. Prior to joining us, from 2000 to December 31, 2009, Mr. McMahon served in various executive level positions with World Wrestling Entertainment, Inc. (NYSE: WWE). Mr. McMahon also sits on the Boards of Directors of International Sports Management (USA) Inc., a Delaware corporation, and Global Power of Literacy, a New York not-for-profit corporation.

Mr. McMahon has significant marketing and promotion experience and has been instrumental in exploiting content programming on a global basis. In light of our business and structure, Mr. McMahon’s extensive executive and industry experience led us to the conclusion that he should serve as a director of our Company.

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James S. Cassano*

Director Since: January 2008 Age: 72

Mr. Cassano was appointed as director of the Company effective as of January 11, 2008. Mr. Cassano is currently a Partner & Chief Financial Officer of CoActive Health Solutions, LLC, a worldwide contract research organization, supporting the pharmaceutical and biotechnology industries. Mr. Cassano has served as executive vice president, chief financial officer, secretary and director of Jaguar Acquisition Corporation a Delaware corporation (OTCBB: JGAC), a blank check company, since its formation in June 2005. Mr. Cassano has served as a managing director of Katalyst LLC, a company which provides certain administrative services to Jaguar Acquisition Corporation, since January 2005. In June 1998, Mr. Cassano founded New Forum Publishers, an electronic publisher of educational material for secondary schools, and served as its chairman of the Board and chief executive officer until it was sold to Apex Learning, Inc., a company controlled by Warburg Pincus, in August 2003. He remained with Apex until November 2003 in transition as vice president business development and served as a consultant to the company through February 2004. In June 1995, Mr. Cassano co-founded Advantix, Inc., a high volume electronic ticketing software and transaction services company which handled event related client and customer payments, that was renamed Tickets.com and went public through an IPO in 1999. From March 1987 to June 1995, Mr. Cassano served as senior vice president and chief financial officer of the Hill Group, Inc., a privately-held engineering and consulting organization, and from February 1986 to March 1987, Mr. Cassano served as vice president of investments and acquisitions for Safeguard Scientifics, Inc., a public venture development company. From May 1973 to February 1986, Mr. Cassano served as partner and director of strategic management services (Europe) for the strategic management group of Hay Associates. Mr. Cassano received a B.S. in Aeronautics and Astronautics from Purdue University and an M.B.A. from Wharton Graduate School at the University of Pennsylvania.

Mr. Cassano has significant senior management experience, including service as chief executive officer, executive vice president, chief financial officer, secretary and director. In light of our business and structure, Mr. Cassano’s extensive executive experience and his educational background led us to the conclusion that he should serve as a director of our Company.

Jerry Fan*

Director Since: January 2016 Age: 52

Mr. Fan was appointed as director of the Company on January 12, 2016. Mr. Fan has served as Managing Director and Country Manager for the Greater China region at Analog Devices, Inc. (NASDAQ: ADI), a global semiconductor company since November, 2012. Prior to ADI, Mr. Fan worked for Cisco Systems, Inc. (NASDAQ: CSCO) for 15 years between 1997 and 2012 in a number of senior management roles, including Sales Managing Director for Cisco China, Sale Director for Cisco Australia and Senior Manager for Operations and Strategy for the Cisco Service Provider business based in Hong Kong. Mr. Fan started his career in 1998 working at Fudan University as a faculty member in both teaching and research roles. He graduated from Fudan University with a Computer Science Bachelor degree and an Executive MBA degree from CEIBS (China European International Business School) in 1999.

Mr. Fan has more than 20 years of experience in top management positions in China and the Asia Pacific region, working for several multinational technology companies. He also has served in senior management positions of several U.S. public companies. In light of our business and structure, Mr. Fan’s extensive industry and business experience and his educational background led us to the conclusion that he should serve as a director of our Company.

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Jin Shi*

Director Since: February 2014 Age: 48

Mr. Shi was appointed as director of the Company in February 2014. Mr. Shi has been a managing partner of Chum Capital Group Limited since 2007, a merchant banking firm that invests in Chinese growth companies and advises them on financings, mergers & acquisitions and restructurings. From 2011 through 2013, Mr. Shi served as the chief executive officer and a director on the board of China Growth Equity Investment Limited, which acquired Pingtan Marine Enterprise Limited in February 2013. From 2010 through 2011, he served as the vice-chairman and a director of the board of China Growth Equity Investment Limited. From 2006 through 2009, Mr. Shi served as the chief executive officer and a director of the board of ChinaGrowth North Acquisition Corporation, which acquired UIB Group Limited in January 2009, the second largest insurance brokerage firm in China. From 2006 through 2009, Mr. Shi also served as the chief financial officer and a director of the board of ChinaGrowth South Acquisition Corporation, which acquired Olympia Media Holdings Ltd. in January 2009, the largest privately-owned newspaper aggregator and operator in China. Mr. Shi has also been the chairman of Shanghai RayChem Industries Co., Ltd., a research & development based active pharmaceutical ingredient producer, since he founded the company in 2005. Mr. Shi is also the president of PharmaSource Inc., a company he founded in 1997. Mr. Shi received an EMBA from Guanghua School of Management, Peking University and a BS degree in Chemical Engineering from Tianjin University.

Mr. Shi provides our Board with significant executive-level leadership expertise as well as extensive experience as a director of various companies. In light of our business and structure, Mr. Shi’s business experience and education background led us to the conclusion that he should serve as a director of our Company.

Brett McGonegal - Chairman

Director Since: November 2018 Age: 45

Mr. McGonegal, age 45, was appointed as director of the Company on November 12, 2018 and has served as Co-CEO of the Company since September 2018. From 2012 to 2016, Mr. McGonegal previously served as CEO of Yunfeng Financial Group Limited (formerly known as ReOrient Group Limited), a Hong Kong-based investment bank that was partially sold to Jack Ma, Chairman of Alibaba Group Holding Ltd., in 2015. Mr. McGonegal was Co-Head of Equity Sales and Trading at Cantor Fitzgerald Capital Markets (Hong Kong) Limited, and he served as a Senior Managing Director at Schwab Capital Markets in the U.S. On September 10, 2018, the Company agreed to appoint Mr. McGonegal as Co-CEO of the Company in accordance with the terms of a binding Memorandum of Understanding (the “MOU”) entered into on September 10, 2018, as previously disclosed in the Company’s Current Report on Form 8-K filed on September 14, 2018 (the “September Form 8-K”).

Mr. McGonegal has significant senior management experience in investment banking and capital markets, including service as chief executive officer, head of equity sales and trading and senior managing director of capital markets. In light of the Company’s focus, Mr. McGonegal’s extensive industry leadership experience and his educational background led us to the conclusion that he should serve as a director of our Company.

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Richard Frankel

Director Since: November 2018 Age: 54

Mr. Frankel was appointed as executive vice-chairman of the Company on November 12, 2018. Mr. Frankel has 25 years of combined experience working in law enforcement and public service as a former Associate Director of National Intelligence and Senior Federal Bureau of Investigation Representative to the Office of the Director of National Intelligence, and a U.S. prosecutor. He has expertise in risk identification and mitigation strategies in business, including cyber, criminal and operational threats. From 1990 to 1995, Mr. Frankel was Assistant District Attorney, Suffolk County New York. From 1995 to 2016, he was Special Agent with the Federal Bureau of Investigation. He was Associate Director of National Intelligence (senior FBI Detailee to ODNI) for 18 months, from 2011 to 2012. Mr. Frankel was Federal Government Senior Executive Service in the FBI, Detailee and Special Agent In-Charge from 2011 to 2016, and he has been an Of Counsel Attorney in private practice from 2017 to present.

Mr. Frankel has significant experience in the areas of investigation management, risk management and cyber security. In light of our business and structure, Mr. Frankel’s area of expertise experience and his educational background led us to the conclusion that he should serve as a director of our Company.

Kang Zhao*

Director Since: January 2018 Age: 36

Kang Zhao. Mr. Zhao was appointed as director of the Company on January 10, 2018. Mr. Zhao currently serves as General Manager in Yunnan Energy Investment (Shanghai) Energy Development Co., Ltd, since December 2016. Prior to that, he was Vice President in Shanghai Gaoqiao Cable Group Co., Ltd, responsible for operations and supervising around 200 employees. Mr. Zhao was nominated by Hong Kong Guo Yuan Group Capital Holdings Limited, with which the Company signed the Securities Purchase Agreement on October 23, 2017 and entitled to designate one individual to join the Board. Mr. Zhao received his MBA from Shanghai University of Finance and Economics and a BA in Economics.

Mr. Zhao has significant senior management experience, including service as general manager. In light of our business and structure, Mr. Yang’s extensive executive experience and his educational background led us to the conclusion that he should serve as a director of our Company.

Chao Yang*

Director Since: August 2018 Age: 68

Chao Yang. Mr Yang was appointed as a director of the Company on August 7, 2018. Mr. Yang has been an Independent Non-Executive Director of Fosun International Limited since December 2014. Mr. Yang was the chairman of China Life Insurance Company Limited (listed on the Hong Kong Stock Exchange with stock code: 02628) from July 2005 to June 2011, the president and secretary of party committee of China Life Insurance (Group) Company from May 2005 to May 2011 and an independent non-executive director of SRE Group Limited (listed on the Hong Kong Stock Exchange with stock code: 01207) from November 2013 to December 2015. As at 31 December 2017, Mr. Yang has been a member of the 12th National Committee of the Chinese People’s Political Consultative Conference and its Social and Legislative Committee. Mr. Yang, a Senior Economist, has more than 40 years of experience in the insurance and banking industries, and was awarded special allowance by the State Council. Mr. Yang graduated from Shanghai International Studies University and Middlesex University in the United Kingdom, majoring in English and business administration respectively, and received a master’s degree in business administration.

Mr. Yang has significant senior management experience, including service as chairman, president and director. In light of our business and structure, Mr. Yang’s extensive executive experience and his educational background led us to the conclusion that he should serve as a director of our Company.

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Alfred Poor

Director Since: Current Nominee Age: 49

Alfred Poor. Mr. Poor our President and Chief Operating Officer and President of the Connecticut Fintech Village is a former Chief Operating Officer at Global Data Sentinel, a cybersecurity company that specializes in identity management, file access control, protected sharing, reporting and tracking, AI and thread response, and backup and recovery. He is the former President and Chief Operating Officer of Agendize Services Inc., a company with an integrated suite of applications that help businesses generate higher quality leads, improve business efficiency and customer engagement. Mr. Poor is a client-focused and profitability-driven management executive with a track record of success at both rapidly-growing technology companies and large, multi-national, organizations.

Mr. Poor has significant management experience, including service as President, Chief Operating Officer and executive positions at several high-growth technology companies. In light of current business and structure, the nature of Mr. Poor’s experience led us to the conclusion that he should serve as a director of our Company.

•	Independent Director

Except as noted above, the above persons do not hold any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act.

Vote Required

The election of the nominees listed in Proposal 1 requires a plurality of the issued and outstanding Common Stock and Series A Preferred Stock, entitled to vote and voting together as a single class on an as-converted basis at the Annual Meeting vote “FOR” the proposal.

Recommendation of Our Board

Our Board recommends that the Company’s shareholders vote FOR the election of the nominees listed in Proposal 1 (above)

CORPORATE GOVERNANCE

Director Independence

In considering and making decisions as to the independence of each of the directors of the Company, the Board considered transactions and relationships between the Company (and its subsidiaries) and each director (and each member of such director’s immediate family and any entity with which the director or family member has an affiliation such that the director or family member may have a material indirect interest in a transaction or relationship with such entity). The Board has determined that James Cassano, Jin Shi, Jerry Fan, Kang Zhao and Chao Yang are independent as defined in applicable SEC and NASDAQ rules and regulations, and that each constitutes an “Independent Director” as defined in NASDAQ Listing Rule 5605.

Board Leadership Structure and Corporate Governance

Our current corporate governance practices and policies are designed to promote shareholder value and we are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Corporate Governance Guidelines

We and our Board are committed to high standards of corporate governance as an important component in building and maintaining shareholder value. To this end, we regularly review our corporate governance policies and practices to ensure that they are consistent with the high standards of other companies. We also closely monitor guidance issued or proposed by the SEC and the provisions of the Sarbanes-Oxley Act, as well as the emerging best practices of other companies. The current corporate governance guidelines are available on the Company’s website http://corporate.ideanomics.com. Printed copies of our corporate governance guidelines may be obtained, without charge, by contacting our Corporate Secretary at No. 4 Drive-in Movie Theater Park, No. 21, Liangmaqiao Road, Chaoyang, District, Beijing, P.R.C. 100125.

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The Board and Committees of the Board

The Company is governed by the Board that currently consists of eight members: Shane McMahon, James Cassano, Jerry Fan, Jin Shi, Brett McGonegal, Richard Frankel, Kang Zhao and Chao Yang. Effective upon the Annual Meeting, our Board will consist of nine members: Shane McMahon, James Cassano, Jerry Fan, Jin Shi, Brett McGonegal, Richard Frankel, Kang Zhao, Alfred Poor and Chao Yang. The Board has established three Committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Governance Committee are comprised entirely of independent directors. From time to time, the Board may establish other committees. The Board has adopted a written charter for each of the Committees which are available on the Company’s website http://corporate.ideanomics.com.

Governance Structure

Our Board of Directors is responsible for corporate governance in compliance with reporting laws and for representing the interests of our shareholders. The Board is currently composed of nine members, five of whom are considered independent, non-executive directors. Details on Board membership, oversight and activity are reported below.

We encourage our shareholders to learn more about our Company’s governance practices at our website, http://corporate.ideanomics.com.

Audit Committee

Our Audit Committee currently consists of James Cassano, Jin Shi, and Jerry Fan with Mr. Cassano acting as Chair. The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. Mr. Cassano serves as our Audit Committee financial expert as that term is defined by the applicable SEC rules. The Audit Committee is responsible for, among other things:

•	selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;

•	reviewing with our independent auditors any audit problems or difficulties and management’s response;

•	reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K under the Securities Act of 1933, as amended;

•	discussing the annual audited financial statements with management and our independent auditors;

•	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of significant internal control deficiencies;

•	annually reviewing and reassessing the adequacy of our Audit Committee charter;

•	overseeing the work of our independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting;

•	reporting regularly to and reviewing with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the performance and independence of the independent auditors and any other matters that the Audit Committee deems appropriate or is requested to review for the benefit of the Board.

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The Audit Committee may engage independent counsel and such other advisors it deems necessary to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors. The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers.

Compensation Committee

Our Compensation Committee currently consists of Jin Shi and James Cassano with Mr. Shi acting as Chair. Our Compensation Committee assists the Board in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers. The Compensation Committee is responsible for, among other things:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives, and setting the compensation level of our chief executive officer based on this evaluation;

•	reviewing and making recommendations to the Board with regard to the compensation of other executive officers;

•	reviewing and making recommendations to the Board with respect to the compensation of our directors; and

•	reviewing and making recommendations to the Board regarding all incentive-based compensation plans and equity-based plans.

The Compensation Committee has sole authority to retain and terminate any consulting firm or other outside advisor to assist the committee in the evaluation of director, chief executive officer or senior executive compensation and other compensation-related matters, including sole authority to approve the firms’ fees and other retention terms. The Compensation Committee may also form and delegate authority to subcommittees consisting of one or more members of the Compensation Committee.

Governance and Nominating Committee

Our Governance and Nominating Committee currently consists of Jerry Fan and Jin Shi with Mr. Shi acting as Chair. The Governance and Nominating Committee assists the Board of Directors in identifying individuals qualified to become our directors and in determining the composition of the Board and its committees. The Governance and Nominating Committee is responsible for, among other things:

•	identifying and recommending to the Board nominees for election or re-election to the Board, or for appointment to fill any vacancy;

•	selecting directors for appointment to committees of the Board; and

•	overseeing annual evaluation of the Board and its committees for the prior fiscal year.

The Governance and Nominating Committee has sole authority to retain and terminate retain and terminate any search firm that is to be used by the Company to assist in identifying director candidates, including sole authority to approve the firms’ fees and other retention terms. The Governance and Nominating Committee may also form and delegate authority to subcommittees consisting of one or more members of the Governance and Nominating Committee.

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Director Qualifications

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to shareholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on the Company’s Board of Directors that are applicable to all directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Board and the Governance and Nominating Committee of the Board consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors

In its assessment of each potential director candidate, including those recommended by shareholders, the Governance and Nominating Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Governance and Nominating Committee determines are pertinent in light of the current needs of the Board. The Governance and Nominating Committee also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board and the Governance and Nominating Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the Board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The Company’s services are performed in areas of future growth located outside of the United States. Accordingly, the Board believes that international experience or specific knowledge of key geographic growth areas and diversity of professional experiences should be represented on the Board. In addition, the Company’s business is multifaceted and involves complex financial transactions. Therefore, the Board believes that the Board should include some directors with a high level of financial literacy and some directors who possess relevant business experience as a Chief Executive Officer or President. Our business involves complex technologies in a highly specialized industry. Therefore, the Board believes that extensive knowledge of the Company’s business and industry should be represented on the Board.

Summary of Qualifications of Current Directors

For a summary of qualifications of current directors, please see the section above entitled “Proposal No. 1: Election of Directors — Board Nominees.”

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Board’s Role in Risk Oversight

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board, Board committees and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function. In particular:

•	The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee members meet separately with representatives of the independent auditing firm.

•	The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

Committees and Meeting Attendance

Our Board held 18 meetings in connection with matters related to the fiscal year ended December 31, 2017. Our Board has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. The Audit Committee held 13 meetings in connection with matters related to the fiscal year ended December 31, 2017. The Compensation Committee held 2 meeting and the Governance and Nominating Committee did not hold any meetings during the fiscal year ended December 31, 2017.

During 2017, each member of the Board attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served). Our Bylaws provide that the Executive Chairman (and in his absence, the Chairman) shall preside at all meetings of our shareholders and the Board. Each director is expected to make reasonable efforts to attend Board meetings, meetings of committees of which such director is a member and the Annual Meetings of Shareholders.

Code of Ethics

Our Board of Directors adopted a code of business conduct and ethics that applies to our directors, officers, employees and advisors, which became effective in January 2016. We have posted a copy of our code of business conduct and ethics on our website at corporate.sevenstarscloud.com.

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Communications by Shareholders with Directors

The Chairman of our Board may receive and distribute to our Board, and arrange for responses to, communications from shareholders. Shareholders may communicate with any and all of our directors by transmitting correspondence by mail, facsimile or email, addressed as follows:

c/o Corporate Secretary

No. 4 Drive-in Movie Theater Park, No. 21, Liangmaqiao Road

Chaoyang District, Beijing, P.R.C. 100125

Email Address: ir@sevenstarscloud.com

Our Corporate Secretary maintains a log of such communications and transmits as soon as practicable such communications to the Chairman and the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communications, as determined by the Corporate Secretary. Our Board or individual directors so addressed are advised of any communication withheld for safety or security reasons as soon as practicable. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must clearly state whether the intended recipients are all members of the Board or just certain specified directors. The Corporate Secretary relays all communications to directors absent safety or security issues.

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PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

KPMG Huazhen LLP (“KPMG”) was our independent registered public accounting firm for the year ended December 31, 2016. On April 27, 2017, that firm was dismissed. The dismissal of KPMG was approved by our Audit Committee. Grant Thornton LLP was appointed our independent registered public accounting firm on April 27, 2017. On February 16, 2018, Grant Thornton LLP was dismissed. The dismissal of Grant Thornton LLP was approved by our Audit Committee. Our Board has appointed BF Borgers CPA PC (“BF Borgers”) as our independent registered public accounting for the fiscal year ending December 31, 2018, and recommends that shareholders vote for ratification of this appointment.

During the two fiscal years ended December 31, 2016, and in the subsequent interim period through April 27, 2017, there were no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except that KPMG advised the Company of a material weakness in the Company’s internal control of financial reporting related to the design, documentation and implementation of effective internal controls over the review of the cash flow forecasts used in assessing the recoverability of licensed content.

The audit reports of KPMG on the consolidated financial statements of the Company and subsidiaries and variable interest entities as of and for the years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG’s report of the consolidated financial statements as of and for the years ended December 31, 2016 and 2015, contained a separate paragraph stating “the Company incurred recurring losses from operations, has net current liabilities and an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

On April 27, 2017, the Company appointed Grant Thornton, China member firm of Grant Thornton International as its new independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2017. The decision to retain Grant Thornton was approved by the Audit Committee. On February 16, 2018, Grant Thornton LLP was dismissed. The dismissal of Grant Thornton LLP was approved by our Audit Committee.

During the fiscal year ended December 31, 2017, and in the subsequent interim period through February 16, 2018, there were no: (1) disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except that Grant Thornton advised the Company of a material weakness in the Company’s internal control of financial reporting related to the design, documentation and implementation of effective internal controls over the review of the cash flow forecasts used in assessing the recoverability of licensed content.

On February 16, 2018, the Company appointed BF Borgers as its new independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2017. The decision to retain BF Borgers was approved by the Audit Committee.

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During the Company's fiscal years ended December 31, 2017 and 2016 and the subsequent interim period through February 16, 2018, neither the Company nor anyone on its behalf has consulted with BF Borgers regarding (i) the application of accounting principles to a specific transaction, either completed or proposed or (ii) the type of audit opinion that might be rendered on the Company's financial statements and, neither a written report nor oral advice was provided to the Company that BF Borgers concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, or (iii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or (iv) any “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Shareholder ratification of the appointment of BF Borgers as our independent registered public accounting firm is not required by our Bylaws or otherwise; however, our Board is submitting the appointment of BF Borgers to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the appointment, our Audit Committee and our Board will reconsider whether or not to retain BF Borgers. Even if the appointment is ratified, our Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of us and our shareholders.

A representative of BF Borgers is expected to attend the Annual Meeting with the opportunity to make a statement and/or respond to appropriate questions from shareholders present at the meeting.

Fees Paid to Our Independent Registered Public Accounting Firm

The following is a summary of the fees billed to the Company by its principal accountants KPMG Huazhen LLP (KPMG), Grant Thornton and BF Borgers CPA for professional services rendered for the years ended December 31, 2017 and 2016:

	Year Ended December 31,
	2017	2016
Audit Fees
KPMG Huazhen LLP (KPMG)	$-	$621,732
Grant Thornton (GT)	1,065,000	-
BF Borgers (BFB)	$300,000	$-
Tax Fees
KPMG Huazhen LLP	-	8,685
All Other Fees	-	1,780
TOTAL	$1,365,000	$632,197

(1)	Comprised of the aggregate fees billed for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-Q and for any other services that were normally provided in connection with our statutory and regulatory filings or engagements.

(2)	Comprised of the aggregate fees billed for products and services and not otherwise included in Audit Fees, Audit Related Fees or Tax Fees.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our Board of Directors to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, our Board of Directors pre-approved the audit service performed by KPMG, Grant Thornton and BF Borgers for our consolidated financial statements as of and for the year ended December 31, 2017.

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Vote Required

Approval of the ratification of BF Borgers as our independent registered public accounting firm for the fiscal year ending December 31, 2018 requires a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting to vote “FOR” the proposal.

Recommendation of Our Board

Our Board recommends that the shareholders vote FOR the ratification of the appointment of BF Borgers as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

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MANAGEMENT

Board of Directors and Executive Officers

The following sets forth the name and position of each of our current executive officers and directors as of December 15, 2018.

NAME	AGE	POSITION
Brett McGonegal	45	Chairman, Chief Executive Officer and Director
Shane McMahon	47	Vice Chairman
Alfred Poor	49	Chief Operating Officer
Federico Tovar	45	Chief Financial Officer
James Cassano	71	Director
Jerry Fan	51	Director
Jin Shi	47	Director
Kang Zhao	35	Director
Chao Yang	68	Director
Richard Frankel	54	Executive Vice-Chairman

Brett McGonegal. Our Chairman, Chief Executive Officer and director was, most recently, a founding member and chief executive officer of Hong Kong investment bank The Reorient Group (“Reorient”), where he developed Reorient’s investment banking business. Prior to Reorient, Mr. McGonegal was co-head of equity sales and trading at Cantor Fitzgerald in Hong Kong. In that role, he pioneered execution trading in Hong Kong. He also was responsible for the development of the firm’s corporate finance/investment banking capabilities. Before Hong Kong, he was a Senior Managing Director at Charles Schwab Capital Markets and helped build a large-scale institutional sales and trading platform that was sold to UBS in 2003.

Mr. Alf Poor. Our President and Chief Operating Officer and President of the Connecticut Fintech Village is a former Chief Operating Officer at Global Data Sentinel, a cybersecurity company that specializes in identity management, file access control, protected sharing, reporting and tracking, AI and thread response, and backup and recovery. He is the former President and Chief Operating Officer of Agendize Services Inc., a company with an integrated suite of applications that help businesses generate higher quality leads, improve business efficiency and customer engagement. Mr. Poor is a client-focused and profitability-driven management executive with a track record of success at both rapidly-growing technology companies and large, multi-national, organizations.

Mr. Federico Tovar. Our Chief Financial Officer is a seasoned business professional and subject matter expert in AI, fintech, blockchain, IoT and cybersecurity. He was previously the Chief Financial and Strategy Officer of Global Data Sentinel Inc, a privately held and high growth cybersecurity and AI technology company that supports data security across domains, including network, cloud, mobile and IoT, with AI capabilities and next-generation applications in fintech, blockchain, energy, insurance, healthcare, and media industries, amongst others. Mr. Tovar has developed strategic plans and business models, structured various IP and technology licensing deals, closed on various M&A transactions and debt and equity financing rounds, and formulated corporate growth and financial strategies for technology companies which have resulted in measurable execution strategies.

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Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods.

		Cash	Stock	All Other
		Compensation	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)(6)	($)	($)

Bruno Wu (Chief Executive Officer (1))	2017	-	-	-	-

Bing Yang (Former Chief Executive Officer (2))	2017	221,386	263,000	-	484,386
	2016	138,333	180,000	-	318,333

Simon Wang (Chief Financial Officer (3))	2017	144,403	160,000	-	304,403

Mei Chen (Former Chief Financial Officer (4))	2016	111,176	-	-	111,176

Robert G. Benya (President and Chief Revenue Officer (5))	2017	40,000	-	-	40,000

(1)	On November 12, 2018, Mr. Wu resigned from his position as Chief Executive Officer of the Company

(2)	On October 9, 2017, Mr. Yang resigned from his position as Chief Executive Officer of the Company.

(3)	On April 6, 2018, Mr. Wang resigned from his position as Chief Financial Officer of the Company

(4)	On February 4, 2017, Ms. Chen resigned from her position as Chief Financial Officer of the Company.

(5)	On November 12, 2018 Mr. Benya resigned from his position as President of the Company

(6)	Reflects the aggregate grant date fair value of option or restricted stock units determined in accordance with FASB ASC Topic 718.

Employment Agreements

Bing Yang

On March 28, 2016, we entered into an employment agreement with Mr. Yang effective as of April 26, 2016. Mr. Yang’s employment agreement has an initial term of two years, with automatic one–year extensions thereafter unless written notice of nonrenewal is given by either party not less than 90 days prior to the end of the then current term. Mr. Yang will be paid an initial base salary of $180,000 per year, which will be subject to annual review by the CEO and Compensation Committee of the Board and may be adjusted. Mr. Yang will also receive a one–time sign–on bonus of $20,000 In addition, so long as he remains employed and achieves annual performance objectives, Mr. Yang is entitled to receive 100,000 shares of restricted stock per year under the Company’s 2010 Equity Incentive Plan to be issued in April 2016, and each quarter after April 2016 till April 2018. Mr. Yang will also be entitled to participate in all employee benefit plans, policies practices of the Company generally available to any of its senior executive employees. On March 28, 2017, the Board of Directors approved an increase in Mr. Yang’s base salary to $220,000 to reflect his new position as CEO. Effective as of October 9, 2017, Mr. Yang announced his resignation as CEO and director of the Company’s Board of Directors. Mr. Yang’s resignation as CEO and director of the Board was not because of any disagreement with the Company known to an executive officer of the Company on any matter related to the Company’s operations, policies, or practices. Mr. Yang will resign from both the CEO and director positions immediately, but will remain with the Company in an advisory role until the end of 2017.

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Mingchen Tao

On January 26, 2016, the Company entered into an employment agreement with Mr. Tao effective as of January 22, 2016. Mr. Tao’s employment agreement had an initial term of two years, with automatic one–year extensions thereafter unless written notice of non–renewal is given by either party not less than 90 days prior to the end of the then current term. Mr. Tao was paid an initial base salary of $200,000 per year, subject to annual review by the Compensation Committee of the Board. In addition, Mr. Tao received a one–time sign–on bonus of $8,000. In addition, so long as he remained employed and achieved annual performance objectives, Mr. Tao was entitled to receive the grants of restricted stock under the Company’s 2010 Equity Incentive Plan. Mr. Tao was also entitled to participate in all employee benefit plans, policies practices of the Company generally available to any of its senior executive employees. In the event that Mr. Tao was terminated without cause, he would be entitled to severance pay and benefits. On December 4, 2016, Mr. Tao notified the Board of his resignation from his position as CEO and from the Board, effective immediately.

Weicheng Liu

On January 31, 2015, we entered into an employment agreement with our former Chief Executive Officer, Weicheng Liu. The agreement was for a term of one year, which would automatically be extended for additional one year terms unless terminated earlier by either party. Mr. Liu was also eligible to receive a bonus at the sole discretion of the Board of Directors of the Company, and was entitled to participate in all of the benefit plans of the Company. In the event Mr. Liu was terminated without cause, he would be entitled to eighteen months of severance pay if within the initial two years of the term and twelve months if after the initial two years of the term. The Liu Agreement also contains customary restrictive covenants regarding non–competition relating to the pay–per–view business in the PRC, non–solicitation of employees and customers and confidentiality.

On January 22, 2016, we terminated the employment of Mr. Liu as Chief Executive Officer of the Company and entered into a separation agreement with him as of such date. This agreement provides for the payment of $405,000, less standard payroll withholdings as applicable, which amount is to be paid in equal installments over a period of 18 months beginning in February 2016. However, payment may be accelerated if, prior to February 28, 2016, Mr. Liu completes all signature and documentation requirements to remove Mr. Liu and his wife from the VIE structure and otherwise assist the Company in restructuring its VIEs to the Company’s satisfaction. In such case, the Company will pay 1/3 of the amount as a lump sum, with the remaining 2/3 paid equally over the following 12 months. We also agreed to provide Mr. Liu a one–time lump sum payment of $60,000, earned and accrued but unpaid salary, and 4–week base salary for accrued and earned but unused vacation time, with such amounts to be paid within 5 days following the effective date of the separation agreement. In addition, all outstanding unvested options, warrants or restricted stock previously granted to Mr. Liu became fully vested, and previously granted options and warrants are exercisable for the full term of the option or warrant. Mr. Liu agreed to provide certain transition services to the Company, including implementation of employment decisions, restructuring the ownership and control of the Company’s VIE structure, assistance in renewing certain client relationships, among others. If Mr. Liu is able to renew certain contractual relationships and receive payments thereunder within defined timeframes, Mr. Liu could earn additional sums. Finally, Mr. Liu agreed to certain lock–up restrictions with respect to his shares of Company stock (or other securities) until May 20, 2016, and also agreed that for so long as he is the beneficial owner of more than 5% of the Company’s common stock that he would enter into lock–up or such other agreements as may be reasonably requested by the Company or the managing underwriters or placement agents of any public offering of securities of the Company.

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Mei Chen

On March 28, 2016, we entered into an employment agreement with Ms. Chen effective as of April 1, 2016. Ms. Chen’s employment agreement had an initial term of two years, with automatic one–year extensions thereafter unless written notice of nonrenewal was given by either party not less than 90 days prior to the end of the then current term. Ms. Chen was paid an initial base salary of RMB 1,008,000 per year, subject to annual review by the CEO and Compensation Committee of the Board. In addition, so long as she remained employed and achieved annual performance objectives, Ms. Chen was entitled to receive 25,000 shares of restricted stock per year under the Company’s 2010 Equity Incentive Plan to be issued on or around April 1, 2016, April 1, 2017 and April 1, 2018, respectively. Ms. Chen was also entitled to participate in all employee benefit plans, policies practices of the Company generally available to any of its senior executive employees. On January 30, 2017, Ms. Chen, notified the Board of Directors of her resignation from her position as CFO, effective February 4, 2017.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the equity awards of our named executive officers outstanding at December 31, 2017.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price($)	Option Expiration Date	Number of Units That Have Not Vested (#)		Market Value of Units That Have Not Vested ($)
Bruno Wu	-	-	-	-	-	14,793		25,000

Bing Yang	-	-	-	-	-	-		-

Simon Wang	-	-	-	-	-	80,000	(1)	160,000	(2)

Robert Benya	-	-	-	-	-	-		-

(1)	20,000 of the shares vest on March 16, 2018 and 3/48 of the shares then vest on the last day of each quarter until total number of shares granted have vested.

(2)	The amount is calculated using the Company’s closing price of $2.00 per share of common stock on March 16, 2017.

Compensation of Directors

The following table sets forth certain information concerning the compensation paid to our directors for services rendered to us during the fiscal year ended December 31, 2017.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
Name	($)	($)(1)	($)(2)	($)
Bruno Wu	$-	$-	$-	$-
Shane McMahon	$20,250	$25,000	$294,104	$339,354
James Cassano	$20,250	$25,000	$294,104	$339,354
Jerry Fan	$20,250	$25,000	$294,104	$339,354
Jin Shi	$20,250	$25,000	$294,104	$339,354
Robert Benya	$-	$-	$-	$-
Bing Yang	$-	$-	$-	$-
Sean Wang	$-	$-	$-	$-
Xuesong Song	$-	$-	$-	$-
Polly Wang	$-	$-	$-	$-
Xin Wang	$-	$-	$-	$-

(1)	Reflects the aggregate grant date fair value of restricted stock determined in accordance with FASB ASC Topic 718.

(2)	Reflects the aggregate grant date fair value of stock options determined in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair values of the stock options are set forth in Note 15 to the Company’s consolidated financial statements, which are included in this report.

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AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2017. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee consists of three members: James Cassano, Jin Shi and Jerry Fan with Mr. Cassano acting as Chair. All of the members are independent directors under the NASDAQ and SEC audit committee structure and membership requirements. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board.

The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight responsibility of reviewing the financial information that will be provided to shareholders and others, appointing the independent registered public accounting firm, reviewing the services performed by the Company’s independent registered public accounting firm and internal audit department, evaluating the Company’s accounting policies and the Company’s system of internal controls that management and the Board have established, and reviewing significant financial transactions. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.

In fulfilling its oversight responsibility of appointing and reviewing the services performed by the Company’s independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit related services.

The Company maintains an auditor independence policy that bans its auditors from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the Audit Committee approve the audit and non-audit services and related budget in advance, and that the Audit Committee be provided with quarterly reporting on actual spending. This policy also mandates that the Company may not enter into auditor engagements for non-audit services without the express approval of the Audit Committee.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2017 with the Company’s management and BF Borgers CPA PC, the Company’s 2017 independent registered public accounting firm (“BF Borgers”). The Audit Committee has also discussed with BF Borgers the matters required to be discussed by Auditing Standards No. 16, Communication with Audit Committees, issued by the Public Company Accounting Oversight Board (United States).

The Audit Committee also has received and reviewed the written disclosures and the letter from BF Borgers required by applicable requirements of the Public Company Accounting Oversight Board regarding BF Borgers’ communications with the Audit Committee concerning independence, and has discussed with BF Borgers its independence from the Company.

Submitted by the Audit Committee of the Board of Directors

James Cassano
Jerry Fan
Jin Shi

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

The following includes a summary of transactions since the beginning of the 2017 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under Item 11 - Executive Compensation. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Related Party Transactions with Bruno Wu

 On January 30, 2017, based on the terms of a non-binding term sheet entered into on September 19, 2016, the Company entered into a Securities Purchase Agreement (the “Sun Video SPA”) with BT Capital Global Limited, a Hong Kong company (“BT”) and affiliate of the Company’s chairman Bruno Wu, for the purchase by us of all of the outstanding capital stock of Sun Video Group Hong Kong Limited, a Hong Kong corporation (“SVG”) for an aggregate purchase price of $800,000 and a $50 million Promissory Note (the “SVG Note”) with the principal and interest thereon convertible into shares of the Company’s common stock at a conversion rate of $1.50 per share. BT has guaranteed that SVG will achieve certain financial goals within 12 months of the closing. Until receipt of necessary shareholder approvals, the SVG Note is not convertible into shares of our common stock, but once the necessary shareholder approval is received, the unpaid principal and interest thereon will automatically convert. Under the terms of the Sun Video SPA, BT has guaranteed that the business of the SVG and its subsidiaries (the “Sun Video Business”) shall achieve (i) revenue of $250 million, and $15 million of gross profit (collectively the “Performance Guarantees”) within 12 months of the closing. If the Sun Video Business fails to meet either of the Performance Guarantees within such time, BT shall forfeit back to us the shares of our common stock or SVG Note, on a pro rata basis based on the Performance Guarantee for which the Sun Video Business achieves the lowest percentage of the respective amount guaranteed. In addition, if the Sun Video Business achieves more than $50 million in cumulative net income within 3 years of closing, (the “Net Income Threshold”), we shall pay BT 50% of the amount of any cumulative net income above the Net Income Threshold. Profit share payments shall be made on an annual basis, in either cash or stock at the discretion of our Board of Directors. If the Board decides to make the payment in stock, the number of our shares of common stock to be awarded shall be calculated based on the market price of such shares.

The following includes a summary of transactions since the beginning of the 2016 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under Item 11 - Executive Compensation. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

 On January 31, 2017, the Company entered into a Securities Purchase Agreement (the “Wide Angle SPA”) with BT and SSS, one of the Company’s largest shareholders, controlled by our chairman Bruno Wu, as guarantor, for the purchase by us of 55% of the outstanding capital stock of Wide Angle Group Limited, a Hong Kong company (“Wide Angle”) for the sole consideration of the Company adding Wide Angle to the Sun Video Business acquired by the Company under the Sun Video SPA and thereby including the revenue and gross profit from Wide Angle in the calculation of the SVG Performance Guarantees set forth in the Sun Video SPA.

On May 11, 2017, the Company received the written consent of the shareholders holding a majority of the voting power of the Company approving the issuance of up to $50 million shares of Common Stock upon conversion of the SVG Note. The issuance of the shares was approved by a total of 41,832,590 of the outstanding votes entitled to vote on the matter, representing 59.3% of the votes of the Company’s issued and outstanding voting shares.

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On March 14, 2017, the Company, through its PRC subsidiary Shanghai Blue World Investment Management Consulting Limited (“SVG WFOE”), entered into a Capital Increase Agreement (the “Capital Increase Agreement”) with Guizhou Sun Seven Stars Technology Company Limited, a PRC company (“GZSSS”), which is an affiliate of the Company’s Chairman Bruno Wu and Wecast Media Group Limited (formerly known as Sun Seven Stars Hong Kong Cultural Development Limited), one of the Company’s largest shareholders, controlled by Bruno Wu. Pursuant to the terms of the Capital Increase Agreement, Guizhou Sun Seven Stars Technology Trading Platform Limited (“GZ”), a PRC company formed in February 2017 and currently 100% owned by SVG WFOE, would issue new shares equal to 94.12% of its equity to GZSSS in exchange for RMB 80 million (approximately $11.6 million). The total registered capital of GZ would be RMB 85 million (approximately $12.3 million). The parties would share the dividends and other profits of GZ at a ratio of 70% to the Company and 30% to GZSSS. In addition, the Company would have the right to appoint two of GZ’s three board members and GZSSS will have the right to appoint one board member. However, on March 31, 2017, SVG WFOE entered into an Equity Agreement with Shanghai Pulse Consulting Company Limited, a non-related PRC company, selling, at cost, its entire 5.88% equity stake in GZ, since the Company determined that owning an equity stake in GZ was no longer prudent due to the financial uncertainty relating to the multiple projects and subsidiaries that GZ is in the process of starting.

On June 9, 2017, the Company entered into a Securities Purchase Agreement (the “Redrock SPA”) with Redrock Capital Group Limited, a Cayman Islands company (“Redrock”) and affiliate of the Company’s chairman Bruno Wu, and SSS, one of the Company’s largest shareholders, controlled by the Company’s chairman Bruno Wu, as guarantor, pursuant to which the Company agreed to purchase and Redrock agreed to sell 51% of the outstanding capital stock (the “NexGen Common Shares”) of NextGen Exchange Group Inc., a Cayman Islands company (“NexGen”) for the sole consideration of the Company adding NexGen to the Sun Video Business acquired by the Company under the Sun Video SPA and thereby including the revenue and gross profit from NexGen in the calculation of the SVG Performance Guarantees set forth in the Sun Video SPA. In addition, Redrock has entered into a separate agreement with the Delaware Board Of Trade Holdings, Inc. (“DBOT”), under which Redrock will transfer 5% of the total issued and outstanding stock of NextGen to DBOT.

On June 30, 2017, the Company entered into a Securities Purchase Agreement (the “BT SPA”) with BT Capital Global Limited, a British Virgin Islands company (“BT”) and affiliate of the Company’s chairman Bruno Wu, pursuant to which the issued and outstanding stock that the Company holds in three separate non-core assets were sold to BT in exchange for RMB100 million (approximately $14.75 million at current exchange rate) in a combination of cash and publicly traded stock to be paid to the Company within one year of closing. A minimum of 20% of the total consideration to the Company will be paid in cash (approximately $2.95 million). A portion of the consideration may be paid in the form of publicly traded stock at the discretion of BT, and in that case the securities will represent a public company affiliated with BT Capital, in an industry related to the Company’s and with an average daily trading value of at least $146,000. A fairness opinion, or an independent opinion on the financial fairness of the proposed transaction, will be conducted by a third-party valuation firm before the consideration is delivered to the Company. The assets sold to BT Capital Global Limited include:(i) the Company’s 80% equity interest in Zhong Hai Shi Xun Media; (ii) the Company’s 13% equity interest in Nanjing Tops Game; and (iii) a portion of the Company’s 40% total equity interest in the recently announced Pantaflix JV, which will leave the Company with a remaining 15% stake post transaction. On November 28, 2017, due to strategic reasons, the Company and BT have agreed to amend the BT SPA, in which the Company will neither sell to BT the equity of Nanjing Tops Game Co., Ltd, and the equity of the Pantaflix joint venture nor receive the previously agreed upon consideration for such sales. But the Company will still sell to BT 80% of the outstanding capital stock of Zhong Hai Shi Xun Media to streamline the operations of the Company and to eliminate the Company’s exposure to any liabilities and obligations of Zhong Hai Shi Xun Media.

On December 7, 2017, the Company entered into a Securities Purchase Agreement with Shanghai Guang Ming Investment Management Limited, a PRC limited liability entity (“Guang Ming”), Tianjin Sun Seven Stars Culture Development Co. Ltd. (“Tianjin”) and Beijing Nanbei Huijin Investment Co. Ltd. SSC will purchase 100% of Guang Ming’s issued and outstanding shares for a total purchase price of RMB 2.4 million (approximately $363,436). Guang Ming holds a special fund management license and SSC’s purpose for making the acquisition is to develop a fund management platform. The closing of the acquisition is conditioned upon, among other things, the sellers, including Guang Ming, obtaining all of the necessary approvals from the Asset Management Association of China (“AMAC”), a self-regulatory organization which oversees and regulates fund management companies in China. In the event that AMAC does not accept the sellers’ submission for change of ownership, this agreement shall be rescinded and the sellers shall continue their ownership of Guang Ming and shall refund any portion of the purchase price previously paid within 15 days of notice from the Company. This agreement was approved by the Company’s Audit Committee and the closing of the Acquisition is also subject to the receipt of a fairness opinion and valuation report satisfactory to the Company and which concludes that the purchase price of the acquisition is fair from a financial point of view to the Company. The acquisition is deemed to be a related party transaction because Tianjin is an affiliate of Bruno Wu, the Company’s Chairman and Chief Executive Officer. As of December 31, 2017, the fairness opinion was not yet obtained, and the Company did account for this acquisition as of year-end of 2017 due to closing condition was not satisfied.

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Other Related Party Transactions

On May 10, 2012, at the Company’s request, our Chairman and Chief Executive Officer, Shane McMahon, made a loan to the Company in the amount of $3,000,000. In consideration for the loan, the Company issued a convertible note to Mr. McMahon in the aggregate principal amount of $3,000,000 with interest rate at 4% annually. Effective on January 31, 2014, the Company and Mr. McMahon entered into an amendment to the McMahon Note pursuant to which the McMahon Note will be, at Mr. McMahon’s option, payable on demand or convertible on demand into shares of Series E Preferred Stock at a conversion price of $1.75, until December 31, 2015. On December 30, 2014, the Company and Mr. McMahon entered into an amendment pursuant to which the McMahon Note will be, at Mr. McMahon’s option, payable on demand or convertible on demand into shares of Series E Preferred Stock at a conversion price of $1.75, until December 31, 2016. On December 31, 2016, the Company and Mr. McMahon entered into an amendment pursuant to which the Note will be at Mr. McMahon’s option, payable on demand or convertible on demand into shares of the Company’s Series E Preferred Stock, provided that the Note will no longer be convertible into Series E Preferred Stock upon the conversion of the Series E Preferred stock owned by C Media into the Company’s Common Stock (pursuant to which all Series E Preferred Stock will be automatically converted) but then convertible only into Common Stock at a conversion price of $1.50, until December 31, 2018. Effective on November 9, 2017, the Company and Mr. McMahon entered into an amendment pursuant to which the McMahon Note will be, at Mr. McMahon’s option, payable on demand until December 31, 2019.

On May 19, 2017, the Company entered into a subscription agreement with certain investors, including officers, directors and other affiliates of the Company (the “Investors”), pursuant to which the Company issued and sold to the Investors, in a private placement, an aggregate of 727,273 shares of Common Stock for $2.75 per share, or a total purchase price of $2.0 million. Investors in the private placement included Lan Yang, the wife of the Company’s chairman Bruno Wu, and China Telenet Ventures Limited, an entity owned and controlled by Sean Wang, a member of the Board.

Except as set forth in our discussion above, none of our Directors, director nominees or executive officers has been involved in any transactions with us or any of our Directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC. For details, see Item 10 - Directors, Executive Officers and Corporate Governance.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of our common stock as of November 15, 2018 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our executive officers and directors as a group; and (iii) by all of our executive officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of Seven Stars Cloud Group, Inc., (“Company”) No.4 Drive-in Movie Theater Park, No. 21, Liangmaqiao Road, Chaoyang District, Beijing.

Shares Beneficially Owned (1)
Name and Address of Beneficial	Office, If	Common Stock (2)			Series A Preferred Stock (3)		Combined Common Stock and Series A (4)
Owner	Any	Shares		% of Class	Shares	% of Class	Votes	Percentage
Directors and Officers
Brett McGonegal	CEO & Director	0		*	0	*	*	*
Shane McMahon	Vice Chairman	6,090,589	(6)	6.0%	0	*	6,090,589	5.5%
James Cassano	Director	258,993	(7)	*	0	*	258,993	*
Jin Shi	Director	226,686	(8)	*	0	*	226,686	*
Jerry Fan	Director	159,569	(9)	*	0	*	159,569	*
Alfred Poor	President and COO	0		*	0	*	0	*
Federico Tovar	CFO	60,000	(10)	*	0	*	0	*
Kang Zhao	Director	86,923	(11)	*	0	*	0	*
Chao Yang	Director	26,923	(12)	*	0	*	0	*
Richard Frankel	Executive Vice-Chairman	70,000	(13)	*	0	*	0	*

All officers and directors as a group (8 persons named above)		6,979,683		6.8%	0	*	6,979,683	6.3%
5% Securities Holders

Bruno Wu
No. 4 Fenghuayuan Drive In Theater No. 21 Liangmaqiao Rd. Chaoyang District Beijing, China		24,349,044		23.8%	7,000,000	100%	33,682,374	30.2%

C Media Limited
CN11 Legend Town, No. 1 Ba Li Zhuang Dong Li Chaoyang District, Beijing 100025 China		5,714,285		5.6%	0	*	5,714,285	5.1%

Hong Kong Guoyuan Group Capital Holdings Limited
Room 1201, Allied Kajima Building, 138 Gloucester Road, Wanchai, Hong Kong		5,494,505		5.4%	0	*	5,494,505	4.9%

GT Dollar PTE. LTD.
c/o No. 4 Fenghuayuan Drive In Theater No. 21 Liangmaqiao Rd., Chaoyang District, Beijing, China		5,494,505		5.4%	0	*	5,494,505	4.9%

Star Thrive Group Limited
21st Fl, Mansion, No. 27 of Keji Rd National Hi-Tech Industrial Development Zone, Shaanxi, China Road Central, 16th Floor, Hong Kong		11,027,324		10.8%	0	*	11,027,324	9.9%

*	Less than 1%.

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to our securities. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(2)	A total of 102,266,006 shares of our Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of November 15, 2018.

(3)	Based on 7,000,000 shares of Series A Preferred Stock issued and outstanding, with the holders thereof being entitled to cast ten (10) votes for every share of Common Stock that is issuable upon conversion of a share of Series A Preferred Stock (each share of Series A Preferred Stock is convertible into 0.1333333 shares of Common Stock), or a total of 9,333,330 votes.

(4)	Represents total voting power with respect to all shares of our Common Stock and Series A Preferred Stock.

(5)	Includes (i) 7,000,000 shares of Series A Preferred Stock, (ii) 22,584,038 shares of Common Stock, (iii) 1,818,182 shares underlying warrants exercisable within 60 days at $2.75 per share. 174,536 shares of Common Stock are beneficially owned directly by Bruno Wu and 189,091 shares of Common Stock are beneficially owned by Lan Yang, the spouse of Bruno Wu. 7,000,000 shares of Series A Preferred Stock are beneficially owned directly by Wecast Media Investment Management Limited, a Hong Kong Company (“WMIML”) a wholly–owned subsidiary of Shanghai Sun Seven Stars Cultural Development Limited, a PRC company (“SSSSCD”) a wholly– owned subsidiary of Tianjin Sun Seven Stars Culture Development Limited, a PRC company (“TSSSCD”) a wholly–owned subsidiary of Beijing Sun Seven Stars Culture Development Limited, a PRC company (“SSS”) a directly controlled subsidiary of Tianjin Sun Seven Stars Partnership Management Co., Ltd., a PRC company (“TSSS”). Lan Yang, who is the direct controlling shareholder and the Chairperson of TSSS, is the spouse of the Company’s director Bruno Wu, who serves as the Chairman, Chief Executive Officer and as a director of SSS. 20,584,038 shares of Common Stock are beneficially owned directly by Sun Seven Stars Investment Group Limited, a British Virgin Islands Company (“SSSMG”) a wholly-owned entity of Lan Yang. Mr. Wu disclaims beneficial ownership of 1,421,052 shares of common stock owned by Tiger Sports- BDCG, however, Mr. Wu has the right to vote such shares on behalf of Tiger Sports- BDCG.

(6)

Includes (i) 3,081,462 shares of Common Stock, (ii) 533,333 shares of Common Stock underlying options exercisable within 60 days at $3.00 per share, (iii) 40,000 shares of Common Stock underlying options exercisable within 60 days at $4.50 per share; (iv) 166,666 shares of Common Stock underlying options exercisable within 60 days at $2.00 per share, (v) 75,800 shares of Common Stock underlying options exercisable within 60 days at $5.57 per share, and (vi) 91,411 vested restricted shares units. In addition, Mr. McMahon’s shares of Common Stock includes 2,101,917 shares of Common Stock, issuable within 60 days, upon conversion of a promissory note which is convertible into Common Stock at a conversion price of $1.50, until December 31, 2019.

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(7)	Includes (i) 133,963 shares of Common Stock, (ii)13,333 shares underlying options exercisable within 60 days at $2.00 per share, (iii) 8,974 shares underlying options exercisable within 60 days at $2.91 per share, (iv)75,800 shares underlying options exercisable within 60 days at $5.57 and (v) 26,923 vested restricted shares units.

(8)	Includes (i) 123,963 shares of Common Stock, (ii)75,800 shares underlying options exercisable within 60 days at $5.57 and (iii) 26,923 vested restricted shares units.

(9)	Includes (i) 83,769 shares of Common Stock, (ii)75,800 shares underlying options exercisable within 60 days at $5.57 and (iii) vested 26,923 restricted shares units.

(10)	Includes (i) 60,000 shares of Common Stock.

(11)	Includes (i) 60,000 shares of Common Stock, (ii) vested 26,923 restricted shares units.

(12)	Includes (i) vested 26,923 restricted shares units.

(13)	Includes (i) 70,000 shares of Common Stock.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

Securities Authorized for Issuance under Equity Compensation Plans

The following table includes the information as of December 31, 2017 for each category of our equity compensation plan:

Number of securities remaining
	Number of securities to	Weighted-average	available for future issuance
	be issued upon exercise	exercise price of	under equity compensation
	of outstanding options	outstanding options	plans (excluding securities
Plan category	and rights (a)	and rights (b)	reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	1,962,977	$3.03	1,368,243
Equity compensation plans not approved by security holders	-	-	-
Total	1,962,977		1,368,243

(1)	On December 3, 2010, our Board of Directors approved the Seven Stars Cloud Group, Inc. 2010 Equity Incentive Plan, or the Plan, pursuant to which incentive stock options, non-statutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares may be granted to employees, directors and consultants of the Company and its subsidiaries. The Plan was also approved by our majority shareholders on December 3, 2010. The Plan was amended and restated in August 2018 to allow up to 31,500,000 shares of common stock to be issued under Plan

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, Directors, certain executive officers and persons holding more than 10% of our common stock must report their initial ownership of the common stock, and any changes in that ownership, to the SEC. The SEC has designated specific due dates for these reports. Based solely on our review of copies of such reports filed with the SEC by and representations of our Directors and executive officers, except for the Form 3 Initial Statement of Beneficial Ownership to be filed by our directors Robert Benya and Kang Zhao, and the Form 4 in connection with grants of stock options to be filed by our directors Jim Cassano, Shane McMahon, Jin Shi and Jerry Fan, we believe that our Directors and executive officers filed the required reports on time during 2017.

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DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2019

Shareholder proposals that are intended to be presented by such shareholders at our 2019 Annual Meeting of Shareholders must be received by our Corporate Secretary at our principal executive offices no later than 120 calendar days in advance of the one year anniversary of the date our proxy statement was released to shareholders in order to be considered for inclusion in the proxy statement and form of proxy/voting instruction card relating to that meeting pursuant to Rule 14a-8 under the Exchange Act. Under the rules of the SEC, shareholders who wish to submit proposals for inclusion in the Proxy Statement for the 2019 Annual Meeting of Shareholders must submit such proposals to Ideanomics by August 16, 2019.

OTHER MATTERS

Our Board knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies and intermediaries.

This year, a number of brokers, banks and nominees with account holders who are our shareholders may be householding our proxy materials. In such circumstances, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received by the broker, bank or nominee from one or more of the affected shareholders. We have not initiated householding with respect to the small number of our record holders, because such householding would increase our costs. If, at any time, you would like to receive a separate copy of our proxy statement and annual report, we will promptly send you an additional copy upon written or oral request directed to our Secretary. If you are a beneficial owner, you can request additional copies of the proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2017. If your shares are held in “street name”, you can request a change in your householding status by notifying your broker, bank or nominee.

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the section of this Proxy Statement entitled “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing.

The final results of the balloting at the Annual Meeting will appear in our Current Report on Form 8-K within four business days of the Annual Meeting.

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